Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Restricted Stock Grant Plan Stevanato Group S.p.A. 2021-2022 of Stevanato Group S.p.A. of our report dated March 2, 2023, with respect to the consolidated financial statements of Stevanato Group S.p.A. included in its Annual Report (Form 20-F) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ EY S.p.A.

Treviso, Italy

September 7, 2023